Exhibit 23.2



                       SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 83 Pine Street
                     West Peabody, Massachusetts 01960-3635
                                 (508) 535-0206



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 9, 1996, except for Note 15, as to which the date is August 2, 1996, Note 20 as to which the date is August 5, 1996, and Note 17, as to which the date is September 24, 1996, in this Registration Statement on Form S-8 of First Essex Bancorp, Inc.




                                          /s/ Shatswell, MacLeod & Company, P.C.
                                          SHATSWELL, MacLEOD & COMPANY, P.C.



W. Peabody, Massachusetts
February 21, 1997